Exhibit 99(b)

CAREY CREDIT INCOME FUND — I

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal executive office of Carey Credit Income Fund — I (the “Company”) shall be located at such place as the board of trustees (the “Board”) may designate.

Section 2. ADDITIONAL OFFICES. The Company may have additional offices, including a principal executive office, at such places as the Board may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of shareholders shall not be required in any year in which the election of trustees is not required to be acted upon under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules promulgated thereunder. In any year when an election of trustees is required to be acted upon under the 1940 Act, an annual meeting of the shareholders for the election of trustees and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board in such year. The failure to hold an annual meeting shall not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company.

Section 3. SPECIAL MEETINGS.

(a) General. The chairman of the Board, the chief executive officer, the president or the Board may call a special meeting of the shareholders. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Company upon the written request of the shareholders entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

(b) Shareholder Requested Special Meetings.

(1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting, the matters proposed to be acted on at it and any material interest in such matter of such shareholder, including any anticipated benefit to such shareholder therefrom. The Record Date Request Notice shall be signed by one or more shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, and subject to Delaware General Corporation Law (the “DGCL”), the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request

Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(2) In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than ten percent (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of the Company which are owned by each such shareholder, and the nominee holder for, and number of, shares owned beneficially but not of record, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by subsection (c)(2) of this Section 3, the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4) Any special meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any shareholder requested meeting shall be not more than 60 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a shareholder requested meeting, then such meeting shall be held at 2:00 p.m. local time on the 60th day after the Meeting Record Date or, if such 60th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a shareholder requested meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. In fixing a date for any special meeting, the Board may consider such factors as the trustees deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any shareholder requested meeting, the Board shall fix a Meeting Record Date that is a date not later than 30 days after the Delivery Date.

(5) If written revocations of requests for the special meeting have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Board, the chairman of the Board, the chief executive officer or the president may appoint independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the secretary represent at least the Special Meeting Percentage. Nothing contained in this subsection (6) shall in any way be construed to suggest or imply that the Company or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE OF MEETINGS.

(a)           Method of Delivery; Minimum Consents; Waiver. Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the shareholders shall be given by the secretary of the Company to each shareholder of record entitled to vote at the meeting, and to each other shareholder entitled to notice of the meeting, by (i) presenting it to such shareholder personally, (ii) placing the notice in the mail, (iii) delivering it by overnight delivery service, (iv) transmitting the notice by electronic mail or any other electronic means, or (v) any other means permitted by Delaware law, at least ten days, but not more than 60 days, prior to the date designated for the meeting, addressed to each shareholder at such shareholder’s address appearing on the books of the Company or supplied by the shareholder to the Company for the purpose of notice. The notice of any meeting of shareholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. Notice of any meeting of shareholders shall be deemed waived by any shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

(b)           Scope of Notice. Except as provided in Article II, Section 11 hereof, any business of the Company may be transacted at an annual meeting of shareholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice of such meeting.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment, by the chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the chairman of the Board, by one of the following officers present at the meeting: the vice chairman of the Board, if any, the chief executive officer, the chief financial officer, the president, any vice president, the secretary, the treasurer or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Company, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of the shareholders of the Company entitled to cast one-third of the votes entitled to be cast at the meeting (without regard to class) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of shares of the Company, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.

If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. VOTING. Trustees shall be elected by a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum, as defined in Section 6 of this Article II, is present. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum, as defined in Section 6 of this Article II, is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the 1940 Act or other statute or regulation, the Declaration of Trust of the Company, as amended from time to time (the “Declaration of Trust”), or the DGCL. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 8. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Company before or at the meeting. No proxy shall be valid more than three years after its date unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified share in place of the shareholder who makes the certification.

Section 10. INSPECTORS. The Board, in advance of any meeting of shareholders, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, as defined in Section 6 of this Article II, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a) Annual Meetings of Shareholders.

(1) Nominations of individuals for election to the Board and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting or any supplement thereto, (ii) by or at the direction of the Board (or a committee thereof) or (iii) by any shareholder of the Company who was a shareholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Company and such other business (other than the nomination of individuals for election to the Board) must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of the mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of the mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of the Company that are beneficially owned by such individual and the date such shares were acquired and the investment intent of such acquisition, (C) whether such shareholder believes any such individual is, or is not, an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make such determination and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected), (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder and any Shareholder Associated Person therefrom, (iii) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice, and (iv) as to the shareholder giving the notice and the Shareholder Associated Person, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Company’s books, and of such Shareholder Associated Person, (B) the class or series and number of shares of the Company which are owned beneficially and of record by such shareholder and such Shareholder Associated Person, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and/or such Shareholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such Shareholder Associated Person, whether or not such instrument or right shall be subject to settlement in underlying shares of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such Shareholder Associated Person, with respect to securities of the Company, (E) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the shareholder or the Shareholder Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital shares required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from shareholders in support of such proposal or nomination, and (G) any other information relating to such shareholder and Shareholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of trustees in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 11(a)(2) shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.  The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a trustee of the Company.

(3) Notwithstanding anything in this Section 11(a) to the contrary, in the event that the number of trustees to be elected to the Board is increased in accordance with Article III, Section 2 hereof effective after the time period for which nominations would otherwise be due under Section 11(a)(2), and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

(4) For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any Beneficial Owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of shares of the Company owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of shareholders at which trustees are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that trustees shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board, any such shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Company’s notice of meeting, if the shareholder’s notice required by subsection (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.

(1) Upon written request by the secretary or the Board or any committee thereof, any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the shareholder or Shareholder Associated Person, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (a)(2)(iv)(F) of this Section 11) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

(3) For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of trustees, (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act and (c) to be considered a “qualified representative of the shareholder”, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(4) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III

TRUSTEES

Section 1. GENERAL POWERS. The business and affairs of the Company shall be managed under the direction of its Board. The Board may designate a chairman of the Board and a vice chairman of the Board, who shall have such powers and duties as determined by the Board from time to time.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may increase or decrease the number of trustees, provided that the number thereof shall never be less than the minimum number required by the DGCL, nor more than 12, and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Notwithstanding the foregoing sentence, the number of trustees that shall comprise the Board shall not be less than three, except for a period of up to 60 days after the death, removal or resignation of a trustee pending the election of such trustee’s successor.  The Board shall be divided into classes as more fully set forth in the Declaration of Trust.  Each trustee shall hold office until the next annual meeting at which his or her class stands for election or until such trustee’s earlier resignation, removal from office, death or incapacity.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of shareholders, if any, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. Regular meetings of the Board shall be held from time to time at such places and times as provided by the Board by resolution, without notice other than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the chief executive officer, the president or by a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board without notice other than such resolution.

Section 5. NOTICE. Notice of any annual, special or regular meeting of the Board shall be given by written notice delivered personally or by telephone, electronic mail, facsimile transmission, electronic transmission, United States mail or courier to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, facsimile transmission or electronic transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the trustees shall constitute a quorum for transaction of business at any meeting of the Board, provided that, if less than a majority of such trustees are present at said meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of trustees is required for action, a quorum must also include a majority of such group.

The trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough trustees to leave less than a quorum.

Section 7. VOTING. The action of the majority of the trustees present at a meeting at which a quorum, as defined in Section 6 of this Article III, is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust. If enough trustees have withdrawn from a meeting to leave less than a quorum, as defined in Section 6 of this Article III, but the meeting is not adjourned, the action of the majority of the trustees still present at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Declaration of Trust.

Section 8. ORGANIZATION. At each meeting of the Board, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a trustee chosen by a majority of the trustees present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the trustees pursuant to the 1940 Act that requires the vote of the trustees to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. WRITTEN CONSENT BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing to such action is signed by each trustee and such written consent is filed with the minutes of proceedings of the Board; provided however, this Section 10 does not apply to any action of the trustees pursuant to the 1940 Act that requires the vote of the trustees to be cast in person at a meeting.

Section 11. VACANCIES. If for any reason any or all the trustees cease to be trustees, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining trustees hereunder, if any. Pursuant to the Company’s election in Article IV of the Declaration of Trust, subject to applicable requirements of the 1940 Act, except as may be provided by the Board in setting the terms of any class or series of preferred shares, (a) any vacancy on the Board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, as defined in Section 6 of this Article III, and (b) any trustee elected to fill a vacancy shall serve for the remainder of the full term of the class in which the trusteeship in which the vacancy occurred and until a successor is elected and qualifies. Notwithstanding the foregoing sentence, if there are independent trustees on the Board, vacancies among the independent trustees’ positions on the Board may be filled only with the affirmative vote of a majority of the remaining independent trustees in office, even if the remaining independent trustees do not constitute a quorum, as defined in Section 6 of this Article III, and any independent trustee elected to fill such a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION. Trustees shall not receive any stated salary for their services as trustees but, by resolution of the Board, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Company in any other capacity and receiving compensation therefor.

Section 13. LOSS OF DEPOSITS. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

Section 14. SURETY BONDS. Unless required by law, no trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. RELIANCE. Each trustee, shareholder, officer, employee and manager shall be entitled to the benefit of Section 3806(k) of the Delaware Statutory Trust Act.

Section 16. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The trustees shall have no responsibility to devote their full time to the affairs of the Company. Any trustee, officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company, subject to the adoption of any policies relating to such interests and activities adopted by the trustees and applicable law.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board may appoint from among its members an Independent Directors Committee, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more trustees, to serve at the pleasure of the Board.

Section 2. POWERS. The Board may delegate to committees appointed under Section 1 of this Article any of the powers of the Board, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting at which a quorum is present shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. WRITTEN CONSENT BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Company shall include a president, a secretary and a treasurer and, to the extent that Rule 38a-1 promulgated under the 1940 Act applies, a chief compliance officer and an anti-money laundering officer (which may be the same person as the chief compliance officer), and may include a chief executive officer, a chief financial officer, a chief operating officer, a chief investment officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Company may be removed, with or without cause, by the Board if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board, the chairman of the Board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed. The chief executive officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board, and for the management of the business and affairs of the Company.

Section 5. CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 6. CHIEF INVESTMENT OFFICER. The Board may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 7. CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 8. CHIEF COMPLIANCE OFFICER. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the 1940 Act. The chief compliance officer, subject to the direction of and reporting to the Board, shall be responsible for the oversight of the Company’s compliance with the Federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the trustees who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board, the chief executive officer or the president.

Section 9. PRESIDENT. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief executive officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board. The Board may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board.

Section 12. TREASURER. The treasurer shall be responsible for: (1) the custody of the funds and securities of the Company; (2) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Company; and (3) the depositing of all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Company.

The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Company.

If required by the Board, the treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when authorized or ratified by action of the Board and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board.

Section 3. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may designate.

Section 4. EXCLUSIVE RIGHT TO SELL. The Company shall not give the Adviser or its affiliates an exclusive right to sell or exclusive employment to sell assets for the Company.

Section 5. REBATES AND RECIPROCAL ARRANGEMENTS.  No rebates or give-ups may be received by the Adviser or its affiliates, nor may the Adviser or its affiliates participate in any reciprocal business arrangements which would circumvent this prohibition.

Section 6. COMMINGLING OF ASSETS.  The funds of the Company shall not be commingled with the funds of any other person, and the funds of the Company shall be protected from the claims of affiliated companies; provided, however, that the foregoing provision shall not limit or affect the Company’s ability to invest in Carey Credit Income Fund (the “Master Fund”).

ARTICLE VII

SHARES

Section 1. CERTIFICATES; REQUIRED INFORMATION. Except as may be otherwise provided in a resolution approved by the Board, shareholders of the Company are not entitled to certificates representing the shares held by them. In the event that the Company issues shares represented by certificates, such certificates shall be signed by the officers of the Company in the manner permitted by the DGCL and contain the statements and information required by the DGCL. To the fullest extent permitted by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS WHEN CERTIFICATES ISSUED. Subject to any determination of the Board pursuant to Section 1 of this Article, upon surrender to the Company or the transfer agent of the Company of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Subject to Article II, Section 9 hereof, the Company shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Notwithstanding the foregoing, transfers of shares of any class of shares will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Subject to any determination of the Board pursuant to Section 1 of this Article, any officer designated by the Board may direct a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. SHARE LEDGER. The Company shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.  FRACTIONAL SHARES; ISSUANCE OF UNITS.  The Board may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The fiscal year of the Company shall end on December 31 of each fiscal year, and may thereafter be changed by duly adopted resolution of the Board from time to time.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of the Company may be authorized by the Board, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Company, subject to the provisions of law and the Declaration of Trust.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company, and the Board may modify or abolish any such reserve.

ARTICLE X

SEAL

Section 1. SEAL. The Board may authorize the adoption of a seal by the Company. The seal shall contain the name of the Company and the year of its formation and the words “Formed in Delaware.” The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

INVESTMENT COMPANY ACT

If and to the extent that any provision of the DGCL or any provision of the Declaration of Trust or these Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of these Bylaws or the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws not inconsistent with the Declaration of Trust; provided, however, that any amendment to these Bylaws that adversely affects the rights of shareholders must be approved by shareholders in accordance with Section 7, Article II above. To the extent any provisions of the Bylaws conflict with the Declaration of Trust, the Declaration of Trust shall control.

Adopted: March 31, 2015

Revised and adopted: July 23, 2015